DEBT SETTLEMENT AGREEMENT

This Debt Settlement Agreement (the “Agreement”) is entered into as of May 12, 2018. The Parties below agree to settle the outstanding debt of September 16, 2011 (the “Debt”), in its entirety as set forth below:

Debtor: Simlatus Corp.,jka, Grid Petroleum Corp.

Creditor: Asher Enterprises, Inc.

Creditor’s Representative: Stephen Czarnik

The Creditor and Debtor(s) agree to negotiate and settle the Debt under the following terms and conditions. Stephen Czarnik also declares that he/she is authorized to act as an agent of the Creditor.

The Creditor and Debtor(s) agree that the Creditor will accept a wire transfer payment of

$26,000.00 toward settlement of the Debt in full. The Creditor agrees to compromise the Debt under the condition that they will receive the payment by May 15, 2018.

If the Debtor(s) fail to send in the amount agreed by May 15, 2018, the Creditor shall immediately demand the payment of the original amount owed by the Debtor(s).

This Agreement for Debt settlement shall be binding upon the Creditor, Debtor(s) and their successors and assignees.

The parties have agreed to settle finally and forever any and all claims between them of any nature whatsoever from any and all liability or damages of any kind, known or unknown, in contract or in tort.

WAIVER OF CALIFORNIA CIVIL CODE, SECTION 1542. The foregoing release extends to all claims whether or not claimed or suspected and constitutes a waiver of each and all the provisions of the California Civil Code, Section 1542 (to the extent it would be applicable), which reads as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR(S) DO NOT KNOW OR SUSPECT TO EXIST IN THEIR FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY THEM MUST HAVE MATERIALLY AFFECTED THEIR SETTLEMENT WITH THE DEBTOR(S).

RELEASORS HAVE READ AND UNDERSTOOD THE FOREGOING AND INDICATE THAT FACT BY PLACING THEIR INITIALS, OR THE INITIALS OF AN AUTHORIZED AGENT, BELOW:

/s/ CK
Asher Enterprises Inc.

/s/ MS Simlatus Corp.
/ jka Grid Petorleum Corp.

RELEASORS, AND EACH OF THEM, UNDERSTAND AND ACKNOWLEDGE THAT THE SIGNIFICANCE AND CONSEQUENCE OF THIS WAIVER OF CALIFORNIA CIVIL CODE, SECTION 1542, IS THAT EVEN IF THEY SHOULD EVENTUALLY SUFFER ADDITIONAL DAMAGES ARISING OUT OF THE FACTS REFERRED TO ABOVE, THEY WILL NOT BE ABLE TO MAKE ANY CLAIM FOR THOSE DAMAGES. FURTHERMORE, RELEASORS, AND EACH OF THEM, ACKNOWLEDGE THAT THEY WILL NOT BE ABLE TO MAKE ANY CLAIM FOR DAMAGES EVEN AS TO CLAIMS FOR DAMAGES THAT MAY EXIST AS OF THE DATE OF THIS RELEASE BUT WHICH THEY DO NOT KNOW EXIST, AND WHICH, IF KNOWN, WOULD MATERIALLY AFFECT THEIR DECISIONS TO EXECUTE THIS AGREEMENT, REGARDLESS OF WHETHER THEIR LACK OF KNOWLEDGE IS THE RESULT OF IGNORANCE, OVERSIGHT, ERROR, NEGLIGENCE, OR ANY OTHER CAUSE. RELEASORS COVENANT AND AGREE THAT THEY WILL FOREVER REFRAIN AND FOREBEAR FROM BRINGING, COMMENCING OR PROSECUTING ANY AND ALL ACTIONS, LAWSUITS, CLAIMS OR PROCEEDINGS WITH RESPECT TO ANY MATTER THAT HAS BEEN RELEASED HEREIN. FURTHER, IT IS EXPRESSLY UNDERSTOOD AND AGREED BY RELEASORS, THAT THE FACTS WITH RESPECT TO WHICH THIS AGREEMENT IS GIVEN MAY HEREINAFTER TURN OUT TO BE OTHER THAN OR DIFFERENT FROM THE FACTS IN THAT CONNECTION NOW KNOWN OR BELIEVED BY SAID PARTY TO BE TRUE, AND SAID PARTY EXPRESSLY ASSUMES A RISK OF THE FACTS TURNING OUT TO BE SO DIFFERENT, AND AGREES THAT THIS AGREEMENT SHALL BE IN ALL RESPECTS EFFECTIVE AND NOT SUBJECT TO TERMINATION OR RESCISSION BY REASON OF ANY DIFFERENCE IN THE FACTS.

The parties agree that the terms of this Agreement are the result of negotiations between the parties, and constitute a final accord and satisfaction concerning all disputes between them.

All settlement terms herein are dependent upon receipt of final payment by way of wire transfer in the amount of $26,000.00 to the Creditor’s account.

Except only to enforce the terms of this Agreement, each party agrees not to bring any claim of any kind against the other party to this Agreement concerning any matter released by this Agreement. Each party further agrees that this Agreement constitutes a bar to any such future claim.

All parties agree the other parties are free of any liability or wrongdoing. Any liability or wrongdoing is expressly denied. Furthermore, the parties each agree that neither shall disparage the other to any third party at any time.

No modification to any provisions contained in this Agreement shall be binding upon any party unless made in writing and signed by all parties.

If any provision of this Agreement is held to be unenforceable for any reason, the remaining parts of the Agreement shall remain in full force and effect.

Each party represents he/she/it has not assigned any portion of the claims released under this Agreement to any third party.

This Agreement shall be construed in accordance with California law.

This Agreement constitutes a single, integrated written contract expressing the entire agreement of the parties to this Agreement. Any other agreements, discussions, promises, and representations have been and are integrated into and superseded by this Agreement.

Each party represents he/she/it has authority to enter into this Agreement on behalf of him/her/itself or his/her/its respective organization.

Upon receipt and subsequent clearance of the agreed upon payment, all parties release each other from any further claim or liability.

Signature:	/s/ Michael Schatz, COO	Date: 5-13-2018
Simlatus Corp., jka Grid Petroleum Corp.

Signature:	/s/ Stephen Czarnik	Date: 5-12-2018
Stephen Czarnick, on behalf of Asher Enterprises Inc.

Signature:	/s/ Curt Kramer	Date: 5-12-2018
Curt Kramer, President Asher Enterprises, Inc.